April 15, 1998



Dear Stockholder:

                  The directors and officers of Unilab Corporation cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held on May 19, 1998 at 9:00 a.m., local time. The meeting will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91364. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

                  At this year's meeting you will be asked to (i) elect directors and (ii) ratify and approve the appointment of Arthur Andersen LLP as the Company's independent auditors.

                  You are urged to mark, sign, date and mail the enclosed Proxy immediately. By mailing your Proxy now you will not be precluded from attending the meeting. Your Proxy is revocable, and in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

                  For your information, we have also enclosed a copy of Unilab's Annual Report for the fiscal year ended December 31, 1997. We look forward to seeing you at the meeting.

                                Very truly yours,



                                 David C. Weavil
                                 Chairman of the Board,
                                 President and Chief Executive Officer

                               UNILAB CORPORATION
                               18448 Oxnard Street
                            Tarzana, California 91356
                                 (818) 996-7300


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998


                  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Unilab Corporation, a Delaware corporation (the "Company"), will be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91364 on May 19, 1998 at 9:00 a.m., local time, for the purpose of considering and voting on the following matters described in the attached Proxy
Statement:

1.   Election of directors;

2. Ratification and approval of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

3. Transacting such other business as may properly come before the Meeting or any adjournment thereof.

                  Common stockholders of record at the close of business on April 3, 1998 (the "Record Date") shall be entitled to notice of and to vote at the Meeting or any adjournment thereof. You are invited to attend the Meeting in person. Whether or not you intend to attend the Meeting, please mark, sign, date and return the enclosed Proxy to make certain that your shares are represented at the Meeting. Stockholders who attend the Meeting may vote their shares personally, even though they have previously returned Proxies.

                  The directors and officers of the Company, who, as of the Record Date, beneficially owned in the aggregate approximately 3,775,142 of the shares of the Company's Common Stock outstanding on the Record Date, have indicated that they intend to vote all such shares FOR both of the proposals set forth above.

                  Your attention is invited to the attached Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS:



                                            Mark L. Bibi
                                            Secretary

Dated:  April 15, 1997

                               UNILAB CORPORATION
                               18448 Oxnard Street
                            Tarzana, California 91356
                                 (818) 996-7300

                                 PROXY STATEMENT

                  This Proxy  Statement  is  furnished  in  connection  with the solicitation of proxies (the "Proxies") by and on behalf of the Board of Directors of Unilab Corporation, a Delaware corporation ("Unilab" or the "Company"), for its Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m., local time, on May 19, 1998 at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California, 91364 or at any adjournment thereof. The Company anticipates that this Proxy Statement and the accompanying form of Proxy will be first mailed or given to the stockholders of the Company on or about April 15, 1998.

                  The cost of soliciting Proxies will be borne by the Company. Officers and regular employees of the Company, without additional compensation, may solicit Proxies by further mailing, telephone, telegraph, facsimile transmission or by personal conversations. The Company will, upon request, reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for their expenses in forwarding solicitation material to the beneficial owners of the Company's common stock, par value $.01 per share (the "Unilab Common Stock" or the "Common Stock"). In addition, the Company has retained Kissel-Blake Inc. to assist in soliciting proxies and to provide proxy material to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, it is anticipated that the Company will pay to Kissel-Blake Inc. a fee of approximately $4,000 plus reasonable out-of-pocket expenses.

                  Any Proxy that is properly submitted to the Company may be revoked by the person giving it at any time before it has been voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the Proxy,
(ii) duly executing a subsequent Proxy relating to the same shares of Unilab Common Stock and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a Proxy).

                  The persons named in the Proxies will vote the Proxies in accordance with the instructions specified therein. Unless instructed to the contrary in a Proxy that is returned by a stockholder of the Company, the Proxy will be voted (i) FOR the persons named below in the election of the Company's Board of Directors and (ii) FOR the ratification and approval of the independent auditors selected by the Company. The persons named in the Proxy will exercise their judgment with respect to other matters which may properly come before the Meeting. The Company is not currently aware of any other matters to come before the Meeting.

                  If you participate in the Unilab Corporation Profit Sharing Plan for Employees (the Company's "401(k) Plan"), you may vote shares of Common Stock of the Company credited to your 401(k) account by instructing Northwestern Trust Company, the trustee of the 401(k) Plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. You should complete and return the 401(k) Plan proxy card to Chase Mellon Shareholder Services, the proxy tabulators, at the address set forth on the card. The trustee will vote your shares in accordance with your duly executed instructions received by May 14, 1998. If you do not send instructions, the shares credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

                  You may also revoke previously given voting instructions by May 14, 1998 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

                  Holders of a majority of the shares of stock of the Company entitled to vote, present in person or represented by proxy, constitute a quorum at the Meeting. Abstentions are counted as present for purposes of establishing the quorum necessary for the Meeting to proceed. Likewise, if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), such broker non-vote is counted as present for purposes of establishing the quorum necessary for the Meeting to proceed.

                  Directors will be elected by a favorable vote of a plurality of the shares of stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Meeting require the approval of a majority of the shares of stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any such matter submitted to the stockholders for vote and, thus, will have the same effect as a vote against such matters. Broker non-votes on all other matters will not be entitled to vote, and will have no effect on the vote, with respect to such matters.

                      SHARES OUTSTANDING AND VOTING RIGHTS

                  Common stockholders of record at the close of business on April 3, 1998 (the "Record Date"), will be entitled to vote at the Meeting. The holders of the shares of Unilab Common Stock are entitled to one vote per share. Such shares may not be voted cumulatively. As of the Record Date, there were 40,632,898 shares of Unilab Common Stock issued and outstanding and entitled to vote. Holders of the Company's Non-Voting Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), will not be entitled to vote on any matters presented at the Meeting. The presence in person or by Proxy of the holders of at least a majority of the outstanding shares of Unilab Common Stock is necessary to constitute a quorum at the Meeting. The directors and officers of the Company as a group as of the Record Date (8 persons), who as of the Record Date beneficially owned of record in the aggregate approximately 3,775,142 of the outstanding shares of Unilab Common Stock, have indicated that they intend to vote all such shares FOR both of the proposals set forth herein.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                  Nominees to each of the six positions on the Board of Directors of the Company are to be elected at the Meeting. If elected, each will serve for one year or until his successor is elected and qualified. Each such nominee is a current director. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying Proxy will vote for a substitute, or substitutes, in their discretion.
                  Listed below are the names and ages of the nominees, the year in which each first became a director and their principal occupations for at least the past five years.

Name and Age                         Principal Occupation

Haywood D. Cochrane, Jr.- 49    Mr.Cochrane has been a director since May 1997.
                                He has served as President  and Chief Executive
                                Officer  of  Meridian  Occupational  Healthcare
                                Associates,  Inc. since  February 1997. He was
                                Executive  Vice  President,  Chief  Financial
                                Officer and Treasurer of Laboratory Corporation of America Holdings, Inc. ("LabCorp") from
                                April 1995 to November 1996 and a consultant to LabCorp from November 1996 to February 1997.
                                Mr.Cochrane was President, Chief Executive
                                Officer and a Director of Allied  Clinical
                                Laboratories,  Inc.("Allied") from its
                                formation in 1989 until its acquisition by National Health Laboratories, Inc. ("NHL") in June 1994. Mr. Cochrane serves as a Director of JDN Realty Corp, Pathology
                                Corporation of America and Meridian
                                Occupational Healthcare Associates, Inc.

Kirby L. Cramer - 61            Mr.  Cramer has been a member of Unilab's
                                Board of Directors  since  March  1990. He is
                                Chairman Emeritus of the Board of Directors of Hazleton Laboratories Corporation (a subsidiary of Corning Incorporated), a biological research company. He served as Chief Executive
                                Officer of Hazleton Laboratories Corporation from 1968 through 1987 (when it was sold to Corning Incorporated) and as Chairman of the Board of Directors of Hazleton Laboratories
                                Corporation from 1987 through 1991. Currently, he serves as a director of Immunex Corp., Commerce Bancorporation, Landec Corporation,
                                ATL Ultrasound, Inc., Northwestern Trust
                                Company, and Pharmaceutical Product
                                Development, Inc.

William Gedale - 56             Mr.  Gedale has been a member of Unilab's
                                Board of Directors  since  September  1997.
                                Since April 1998 he has been President of Sheer Asset Management, an investment counseling firm. Prior to that he served as President and CEO of Mount Everest Advisors,
                                LLC, an investment counseling and management firm through March 1998. Previously, from 1989 to 1994 he served as President and CEO of General American Investors, a New York Stock
                                Exchange closed-end investment company and as a Managing Director of John W. Bristol from
                                June 1995 to June 1996. He currently serves as a director of Bioreliance Corporation, a biological pre-clinical contract research organization. He previously served as a director of Allied (until its merger with NHL) and of U.S. Home Health Care. He is a director of New York Hospital Departmental
                                Associates  and is a trustee  of the
                                Neuroscience Research Foundation.

Richard A. Michaelson - 46      Mr.  Michaelson has been a member of Unilab's
                                Board of Directors since September 1997. He has been a Principal of Focused Healthcare
                                Partners Ltd., a healthcare investment entity, since January 1998. He served as Senior Vice
                                President of Unilab from  September  1997 to
                                December  1997, Senior Vice President-Finance,
                                Treasurer and Chief Financial Officer of Unilab from February 1994 to September 1997, and Vice
                                President-Finance,  Treasurer and Chief
                                Financial Officer of Unilab from November 1993 to February 1994. Mr. Michaelson also served as Vice President of Unilab beginning in October 1990. Mr. Michaelson joined MetPath,
                                Inc., the clinical laboratory subsidiary of Corning Incorporated that was a predecessor to Quest Diagnostics Incorporated, in 1980 and served as Vice President of MetPath from 1983 and Treasurer of Corning Lab Services, Inc.
                                from 1990 through, in each case,
                                September 1992.

Gabriel Balthazar Thomas - 56   Mr. Thomas has been a member of Unilab's
                                Board of Directors since its formation in November 1988. He was a Director of Unilab's predecessor entity from December 1986 until November 1988. He has been a consultant in international marketing and management since
                                1971 and a consultant to Unilabs Holdings S.A., a Swiss corporation and clinical laboratory holding company, from October 1987 to May 1992.
                                Mr. Thomas was President of Unilab from 1989 through January 1992. He is a director of Decora Industries, Inc.

David C. Weavil - 47            David C. Weavil has been  Chairman,  President
                                and Chief Executive Officer of the Company
                                since January  1997.  He served as  Executive
                                Vice  President of LabCorp from the date of the
                                April 1995 merger of Roche  Biomedical
                                Laboratories,  Inc. ("RBL") and NHL which
                                created  LabCorp,  through December  1996.  He
                                was appointed  Chief Operating Officer  of
                                LabCorp  in  September  1995.  Previously,
                                Mr. Weavil served as Senior Vice  President
                                and Chief  Operating  Officer of RBL from
                                1989  to  April  1995.   From  1988   through
                                1989,  Mr. Weavil  was  Regional  Senior Vice
                                President-Mid-Atlantic of RBL. Prior to that, he served as Senior Vice President and Chief
                                Financial Officer of RBL from 1982 through 1988.

         Michael B. Hoffman served as a director of the Company from October 1992 to his resignation for personal reasons on January 22, 1998. Walker B. Lewis and Thomas O. Pyle served as directors during 1997 until they elected not to run for reelection at the June 17, 1997 Annual Meeting of Stockholders.


                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following table sets forth certain information known to Unilab regarding the beneficial ownership of Unilab Common Stock as of the Record Date by: (i) each of Unilab's directors and Named Executive Officers (see "Executive Compensation" for definition of Named Executive Officer) and (ii) all directors and officers as a group. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                            Number of Shares of            Percent of
                                            Unilab Common Stock        Unilab Common Stock
Name and Address of Beneficial Owner        Beneficially Owned        Beneficially Owned(1)
David C. Weavil                               1,413,928(2)                    3.4%
Haywood D. Cochrane, Jr.                         28,052(3)                     *
Kirby L. Cramer                               1,038,409(4)                    2.5%
William Gedale                                   13,721(5)                     *
Richard A. Michaelson                           717,811(6)                    1.7%
Gabriel B. Thomas   83,721(7)
All Directors and Officers of
   Unilab as a Group (8 persons)                 3,775,142                    9.2%

---------------
* less than 1%

(1) Calculated pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and based on 40,632,898 shares of Unilab Common Stock outstanding as of the Record Date.

(2) Mr. Weavil is Chairman, President and Chief Executive Officer of the Company. Pursuant to the terms of an Employment Agreement dated January 20, 1997 between David C. Weavil and Unilab, Mr. Weavil (a) purchased $500,000 of Common Stock from the Company at the closing market price of the Common Stock on January 17, 1997 ($0.4375), with funds borrowed from the Company (half of which have been paid back to the Company, including accrued 6% interest thereon), resulting in ownership of 1,142,857 shares and (b) received 228,571 shares ($100,000 of stock issued at the January 17, 1997 closing price ($0.4375)) as a partial payment of his 1997 bonus. During 1997 Mr. Weavil donated 7,500 shares to charity. Pursuant to his Employment Agreement, Mr. Weavil has also received options to purchase 250,000 shares at the January 17, 1997 closing price of $0.4375 per share, 50,000 shares of which have vested and are included in this ownership calculation, and options to purchase 250,000 shares at the January 2, 1998 closing price of $1.75, none of which have vested. See "Employment Agreements; Other Arrangements -- Weavil Employment Agreement".

(3) Mr. Cochrane is a director of the Company. Includes a presently exercisable option to purchase 5,000 shares at $0.75 per share, which expires in June 2007 and a presently exercisable option to purchase 5,000 shares at $1.75 per share, which expires in January 2008. Also includes 953 shares received in pro rata payment of second quarter 1997 director fees, 4,444 shares received in payment of third quarter 1997 director fees, 3,077 shares received in payment of fourth quarter 1997 director fees, 2,857 shares received in payment of first quarter 1998 director fees and 3,721 shares received in payment of second quarter 1998 director fees.

(4) Mr. Cramer is a director of the Company. Includes a presently exercisable option to purchase 10,000 shares at $2.00 per share, which expires in July 2000, a presently exercisable option to purchase 30,000 shares at $6.125 per share, which expires in March 2003, a presently exercisable option to purchase 10,000 shares at $6.00 per share, which expires in November 2003, a presently exercisable option to purchase 20,000 shares at $4.50 per share, which expires in December 2004, a presently exercisable option to purchase 20,000 shares at $2.625 per share, which expires in January 2006, a presently exercisable option to purchase 20,000 shares at $0.50 per share, which expires in January 2007 and a presently exercisable option to purchase 10,000 shares at $1.75 per share, which expires in January 2008. Also includes 6,667 shares received in payment of fourth quarter 1996 director fees, 10,000 shares received in payment of first quarter 1997 director  fees,  8,000 shares  received in payment of second  quarter 1997 director  fees,  4,444  shares  received in payment of third  quarter 1997 director fees, 3,077 shares received in payment of fourth quarter 1997 director fees, and 3,721 shares received in payment of second quarter 1998 director fees. Mr. Cramer purchased 500,000 shares of Common Stock from the Company on April 4, 1997 at a per share purchase price equal to the closing market price on such date of $0.5625. Such shares were purchased pursuant to the Directors Stock Purchase Plan.
      See "Compensation of Directors".

(5) Mr. Gedale is a director of the Company. Includes a presently exercisable option to purchase 5,000 shares at $1.6875 per share, which expires in September 2007, and a presently exercisable option to purchase 5,000 shares at $1.75 per share, which expires in January 2008. Also includes 3,721 shares received in payment of second quarter 1998 director fees. See "Compensation of Directors".

(6) Mr. Michaelson is a director of and consultant to the Company. He served as Senior Vice President of the Company until December 31, 1997. Includes a presently exercisable option to purchase 50,000 shares at $5.625 per share, which expires in February 2004, a presently exercisable option to purchase 35,000 shares at $4.50 per share, which expires in January 2005, a presently exercisable option to purchase 150,000 shares at $5.1875 per share, which expires in May 2005, a presently exercisable option to purchase 35,000 shares at $2.1875 per share, which expires in February 2006, a presently exercisable option to purchase 200,000 shares at $0.625 per share which expires in April 2007, and a presently exercisable option to purchase 5,000 shares at $1.75 per share, which expires in January 2008. Also includes 29,090 shares received in partial payment of salary for the months of August and September 1996. Additionally, includes 3,721 shares received in payment of second quarter 1998 director fees. See "Compensation of Directors" and "Employment Agreements; Other Arrangements
      - Michaelson Transition Agreement".

(7) Mr. Thomas is a director of the Company. Includes a presently exercisable option to purchase 10,000 shares at $6.00 per share, which expires in November 2003, a presently exercisable option to purchase 20,000 shares at $4.50 per share, which expires in December 2004, a presently exercisable option to purchase 20,000 shares at $2.625 per share, which expires in January 2006, a presently exercisable option to purchase 20,000 shares at $0.50 per share, which expires in January 2007 and a presently exercisable option to purchase 10,000 shares at $1.75 per share, which expires in January 2008. Also includes 3,721 shares received in payment of second quarter 1998 director fees. See "Compensation of Directors".

Meetings and Committees of Board of Directors

Meetings of Board of Directors

         The Board of Directors of Unilab held ten meetings during 1997, and took one action by unanimous written consent during the year. During 1997, each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which he served.

Audit Committee

         The Audit Committee of the Board of Directors of Unilab is authorized to make recommendations to the Board regarding the appointment of independent accountants; to review and approve any major changes in accounting policy; to review the arrangements for, scope and results of the independent audit; to review and approve the scope of non-audit services to be performed by independent accountants and to consider the possible effect on the independence of the accountants; to review the effectiveness of internal auditing procedures and personnel; to review Unilab's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments; and to take such other actions as the Board shall from time to time so authorize. From January 1, 1997 until March 7, 1997 the following directors served on Unilab's Audit Committee: Kirby
L. Cramer, Thomas O. Pyle and Gabriel B. Thomas (Chairman). From March 7, 1997 until June 17, 1997, the Audit Committee was comprised of Walker Lewis, Thomas
O. Pyle and Gabriel B. Thomas (Chairman). (Mr. Lewis and Mr. Pyle are former directors of the Company who elected not to run for reelection at the June 17, 1997 Annual Meeting of Stockholders.) From June 17, 1997 until September 17, 1997, the Audit Committee was comprised of Haywood Cochrane and Gabe Thomas (Chairman). From September 17, 1997 until the date hereof, Messrs. Cochrane, Gedale and Thomas have comprised the Audit Committee. Mr. Thomas remains Chairman. Each member of the Audit Committee is considered to be an independent director under the rules and regulations of the American Stock Exchange, Inc., the exchange on which the Company's Common Stock is listed and traded. The Audit Committee of Unilab held two meetings during the year ended December 31, 1997.

Compensation Committee

         The Compensation Committee is authorized to establish and approve compensation policies, salary levels and bonus payments; to grant stock options, stock appreciation rights, phantom stock rights, incentive compensation and all other forms of compensation-related credits, guarantees and policies except as may be precluded by applicable law and to provide an overview of compensation programs. From January 1, 1997 until March 7, 1997 the following directors served on Unilab's Compensation Committee: Kirby L. Cramer (Chairman), Michael
B. Hoffman, Walker Lewis, Thomas O. Pyle and Gabriel B. Thomas. (Messrs. Hoffman, Lewis and Pyle are no longer directors.) From March 7, 1997 until January 22, 1998, the Compensation Committee was comprised of Messrs. Cramer (Chairman), Hoffman and Thomas. Since January 23, 1998, the Compensation Committee has been comprised of Messrs. Cramer (Chairman) and Thomas. Mr.
Hoffman is a Senior Managing Director of The Blackstone Group, which has periodically provided investment banking services to the Company. In addition, a subcommittee of the Compensation Committee, comprised of Messrs. Cramer and Thomas, was formed for purposes of addressing issues required or recommended to be addressed by independent directors, including administration of the Company's Executive Retirement Plan and the Stock Option and Performance Incentive Plan. The Compensation Committee of Unilab held two meetings during the year ended December 31, 1997.

Nominating Committee

         The Company formed a Nominating Committee on March 7, 1997. The Nominating Committee was authorized to establish procedures for selecting, screening and nominating candidates for election as directors at the annual or special meetings of stockholders; to make recommendations of director nominees to fill vacancies on the Board resulting from director resignations; to increase the number of directors for purposes of recommending the addition of a director to the Board; to review the qualifications of director nominations made by the Company's stockholders, directors, officers or others; and to adopt procedures regarding the qualifications and tenure of directors. Stockholders who wish to make nominations of directors shall submit the name and qualifications of such nominee in writing to the attention of the Company's Secretary at the offices of the Company, 18448 Oxnard Street, Tarzana, CA 91356. From March 7, 1997 until January 22, 1998, the members of the Nominating Committee were Michael B. Hoffman (Chairman), Kirby L. Cramer and Gabriel Thomas. After January 23, 1998 the Nominating Committee was comprised of Messrs. Cramer and Thomas. Effective as of March 5, 1998, the Nominating Committee was discontinued, given the small size of the Board and the Board's determination that all directors should be involved in the process of nominating, considering and appointing or electing new directors.

Compensation of Directors

         Directors received an annualized payment of $20,000 for their services as directors of Unilab during 1997, payable $5,000 per quarter in cash or Unilab Common Stock, at the election of the individual director. Directors who did not serve for the full year or any full quarter received a pro rata share of such director compensation. David C. Weavil, the Company's Chairman, President and Chief Executive Officer from and after January 20, 1997, received no payment for his services as a director of Unilab during 1997, because he was an employee of the Company. Similarly, Richard A. Michaelson received no payment for his services as a director from September 17, 1997 through December 31, 1997, because he served as the Company's Senior Vice President during such time. Directors receive no additional per-meeting payments or payments for service on committees of the Board (except that each Chairman of a Committee of the Board receives an additional annual grant of 10,000 options to purchase Unilab Common Stock pursuant to the Non-Employee Directors Stock Plan, as described below).

         As noted above, during 1997 and through the first quarter of 1998, directors were offered the opportunity to receive all or a portion of their annual payment in shares of Unilab Common Stock pursuant to the Non-Employee Directors Stock Plan. Messrs. Cochrane, Cramer, Hoffman and Lewis elected to receive all of their directors compensation in shares of Unilab Common Stock. Accordingly, Messrs. Cramer, Hoffman and Lewis received (a) 10,000 shares of Unilab Common Stock for the first quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $0.50, the closing market price of Unilab Common Stock on January 2, 1997, the first business day in the quarter), and (b) 8,000 shares of Unilab Common Stock for the second quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $0.625, the closing market price of Unilab Common Stock on April 1, 1997, the first business day of the quarter). Mr. Cochrane received 953 shares as his pro rata payment for the second quarter of 1997. Messrs. Cochrane, Cramer and Hoffman received (a) 4,444 shares of Unilab Common Stock for the third quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $1.125, the closing market price of Unilab Common Stock on July 1, 1997, the first business day in the quarter) and (b) 3,077 shares of Unilab Common Stock for the fourth quarter of 1997 (calculated by dividing the $5,000 quarterly payment by $1.625, the closing market price of Unilab Common Stock on October 1, 1997, the first business day in the quarter). Additionally, Mr. Pyle elected to receive two thirds of his directors compensation in cash and one third in shares of Unilab Common Stock. Accordingly, Mr. Pyle received $3,350 in cash and 2,222 shares of Unilab Common Stock for the fourth quarter of 1996, $3,350 in cash and 3,333 shares of Unilab Common Stock for the first quarter of 1997 and $3,350 in cash and 2,666 shares of Unilab Common Stock for the second quarter of 1997. Messrs. Gedale and Thomas elected to receive all of their directors compensation in cash. Messrs.
Michaelson and Weavil received no directors fees in 1997 because they were full-time employees of the Company.

      Effective as of April 1, 1998, all non-employee directors were required to receive their director fees in shares of Unilab Common Stock, calculated on the same basis as the voluntary receipt of shares has been previously calculated (as described in the immediately preceding paragraph). Also effective as of April 1, 1998, the amount of annual director fees was reinstated at $40,000 (as had existed prior to the Board's voluntary reduction to $20,000 in 1997). Accordingly, as a result each non-employee director (Messrs. Cochrane, Cramer, Gedale, Michaelson, Thomas) received 3,721 shares of Unilab Common Stock on April 1, 1998 in payment of second quarter 1998 director fees (calculated by dividing the $10,000 quarterly payment by $2.6875, the closing market price of Unilab Common Stock on April 1, 1998, the first business day of the quarter).

      Effective as of January 1, 1996, the Company's stockholders approved and adopted the Non-Employee Directors Stock Plan pursuant to which, among other things, (i) non-employee directors receive annual grants of ten year options to purchase 10,000 shares of Unilab Common Stock at an exercise price equal to the closing price per share of Unilab Common Stock on the American Stock Exchange on the grant date and (ii) directors who serve as Chairman of a Board Committee or Committees receive an additional annual grant of ten year options to purchase 10,000 shares of Unilab Common Stock at an exercise price equal to the closing price per share of Unilab Common Stock on the American Stock Exchange on the grant date. In addition, a new non-employee director receives a grant of 10,000 ten year options upon his joining the Board, at an exercise price equal to the closing market price on the date of grant.

      Pursuant to this program, Mr. Cochrane received options to purchase 10,000 shares in June 1997 at an exercise price of $0.75 per share, and options to purchase 10,000 shares in January 1998 at an exercise price of $1.75 per share; Mr. Cramer (Chairman of the Compensation Committee) received options to purchase 20,000 shares in January 1996 at an exercise price of $2.625 per share, options to purchase 20,000 shares in January 1997 at an exercise price of $0.50 per share and options to purchase 20,000 shares in January 1998 at an exercise price of $1.75 per share; Mr. Gedale received options to purchase 10,000 shares in September 1997 at an exercise price of $1.6875 per share and options to purchase 10,000 shares in January 1998 at an exercise price of $1.75 per share; Mr. Hoffman received options to purchase 10,000 shares in January 1996 at an exercise price of $2.625 per share, options to purchase 10,000 shares in January 1997 at an exercise price of $0.50 per share and, by virtue of his position as Chairman of Nominating Committee, options to purchase 20,000 shares in January 1998 at an exercise price of $1.75 per share; Mr. Michaelson received options to purchase 10,000 shares in January 1998 at an exercise price of $1.75 per share; and Mr. Thomas (Chairman of the Audit Committee) received options to purchase 20,000 shares in January 1996 at an exercise price of $2.625 per share, options to purchase 20,000 shares in January 1997 at an exercise price of $0.50 per share and options to purchase 20,000 shares in January 1998 at an exercise price of $1.75 per share. All such options vest one-half immediately and one-half one year after grant.

      Effective April 1, 1997, the Board approved and adopted the Directors Stock Purchase Plan, pursuant to which 1.5 million shares of Common Stock were reserved for purchase by directors of the Company at then current market prices. As of the Record Date, one director (Kirby Cramer) had purchased 500,000 shares of Common Stock on April 4, 1997, at such date's closing market price of $0.5625 per share. The Board voted to discontinue such plan at its March 5, 1998 Board meeting, effective as of March 31, 1998. As a result, the one million shares remaining which had been reserved for issuance under the Directors Stock Purchase Plan were returned to treasury.

      Each director is reimbursed for all travel expenses related to each meeting of the Board or Committee that he attends in person.

Executive Compensation

         The following table sets forth the annual and long-term compensation paid or accrued by Unilab for services rendered in all capacities to Unilab during the years ended December 31, 1997, 1996 and 1995 of those persons who were, at December 31, 1997, (i) the Chief Executive Officer and (ii) the other Named Executive Officer of Unilab whose total annual salary and bonus for the year ended December 31, 1997 exceeded $100,000 (Messrs. Weavil and Michaelson collectively are referred to herein as the "Named Executive Officers").

                           Summary Compensation Table
                                                                                                     Long Term
                                        Annual Compensation                                    Compensation Awards
                                                                                              Restricted    Securities
Name and                                                                   Other Annual        Stock        Underlying
Principal Position                Year     Salary ($)(3)    Bonus ($)      Compensation ($)    Award ($)    Options(#)
------------------                ----    ---------------   ---------      ----------------    ----- ---    ----------
David C. Weavil                   1997      $464,710        $200,000(4)      $139,659(5)          --          250,000
  Chairman of the Board,
  President and Chief Executive
  Officer of Unilab(1)

Richard A. Michaelson             1997      $287,000          $70,313         $22,901             --          275,000
  Senior Vice                     1996      $292,678               --         $53,784(5)          --           35,000
  President-Finance,              1995      $332,778               --             --           $129,875(6)    185,000
  Treasurer and Chief Financial
  Officer of Unilab(2)

(1) Mr. Weavil has served as Chairman, President and Chief Executive Officer of the Company since January 20, 1997. See "Employment Agreements; Other Arrangements--"Weavil Employment Agreement".

(2) Mr. Michaelson served as an officer of the Company through December 31, 1997 and currently serves as a director of and consultant to the Company. See "Employment Agreements; Other Arrangements--Michaelson Employment Agreement" and "Michaelson Transition Agreements."

(3) Includes amounts equal to 8% of cash compensation paid into a deferred compensation account ($40,000 for Mr. Weavil in 1997 and $29,425, $21,083 and $21,333 for Mr. Michaelson, for 1997, 1996 and 1995, respectively) and amounts accrued under the Unilab Corporation Executive Retirement Plan ($24,560 for Mr. Weavil and $14,075, $9,853 and $44,778 for Mr. Michaelson for 1997, 1996 and 1995, respectively). Mr. Michaelson voluntarily accepted $20,000 of his 1996 base salary ($10,000 per month for the months of August and September 1996) in newly issued shares of the Company's Common Stock. He received 29,090 shares in lieu of the cash payment of $20,000. The number of shares received by Mr. Michaelson was calculated on the basis of the closing market price of Unilab Common Stock on the payroll date for each month in which Mr. Michaelson received stock in lieu of cash.

(4) Mr. Weavil was paid a bonus of $200,000 in 1997, pursuant to his employment agreement with the Company. Mr. Weavil received payment of $100,000 of the bonus in shares of Unilab Common Stock at the start of his employment with the Company in January 1997. As a result, Mr. Weavil received 228,571 shares in payment of the bonus (calculated on the basis of the January 17, 1997 closing market price of Unilab Common Stock of $0.4375 per share). The remaining $100,000 of the bonus was paid in cash in the second half of 1997.

(5) For Mr. Weavil, represents the benefits from a car allowance, expenses paid by the Company related to Mr. Weavil's relocation to and residence in California, the benefit from the Company providing group term life insurance and related tax gross-up payments on such amounts (such tax gross-up payments being $60,955). See "Employment Agreements; Other Arrangements -- Weavil Employment Agreement". For Mr. Michaelson, represents the benefits from a car allowance, Company matching contributions to the Company's 401(k) profit-sharing plan, payment by the Company of a loan taken by Mr. Michaelson from a bank and guaranteed by the Company, tax return preparation fees, and related tax gross-up payments or such amounts (such tax gross-up payment being $11,108). See "Employment Agreements; Other Arrangements -- Michaelson Employment Agreement" and "--Michaelson Transition Agreement".

(6) Represents the value of 25,000 shares of restricted stock granted on May 1, 1995, based on a closing market price on that date on Nasdaq/NNM of $5.1875 per share (the Company's Common Stock traded on Nasdaq/NNM at that time). As of December 31, 1997 (the last trading day in 1997), the closing market price of unrestricted Unilab Common Stock on the American Stock Exchange was $1.875 per share. Accordingly, 25,000 shares of such unrestricted stock at such date would have had an aggregate value of $46,875.

Option Grants

            The following table sets forth the grants of non-qualified stock options during the year ended December 31, 1997, to the Named Executive
Officers:

                        Option Grants In Last Fiscal Year

                                        % of Total                         Market
                                         Options         Exercise         Price of
                      Options           Granted to          or             Date of                  Grant Date
                      Granted          Employees in     Base Price          Grant    Expiration    Present Value
Name                    (#)            Fiscal Year        ($/Sh)           ($/Sh)      Date          ($/Sh)
----                    ---            -----------        ------          ------       ----          ------
David C. Weavil        250,000(1)           14.3%         $0.4375         $0.4375      1/2007        $0.39(3)

Richard A. Michaelson  275,000(2)           15.7%         $0.625          $0.625       4/2007        $0.57(3)

(1) In January 1997, pursuant to the Company's Stock Option and Performance Incentive Plan and the terms of his employment agreement, Mr. Weavil was granted options to purchase 250,000 shares of Unilab Common Stock at an exercise price of $0.4375 per share, the closing price per share of Unilab Common Stock as reported on the American Stock Exchange on the date of the grant. Such options vested one-fifth on January 20, 1998, and are to vest one-fifth on January 20, 1999, one-fifth on January 20, 2000, one-fifth on January 20, 2001, and one-fifth on January 20, 2002.

(2) In April 1997, pursuant to the Company's Stock Option and Performance Incentive Plan, Mr. Michaelson was granted options to purchase 275,000 shares of Unilab Common Stock at an exercise price of $0.625 per share, the closing price per share of Unilab Common Stock as reported on the American Stock Exchange on the date of the grant. 200,000 of such options were to vest one-half on April 1, 1998, and one half on April 1, 1999. 75,000 of such options were to vest on April 1, 1998. In connection with the Michaelson Transition Agreements (see "Resignation of Richard A. Michaelson as Senior Vice President, Treasurer and CFO" and "Employment Agreements; Other Arrangements--Michaelson Transition Agreements"), the vesting of all such options was accelerated to September 17, 1997. Mr. Michaelson exercised 75,000 of such options in October 1997.


(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was used to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All option valuation models, including Black-Scholes, require a prediction about the future movement of the stock price. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The estimated values under the model are based on the following assumptions and variables: (i) the exercise of all options occurs at their expiration dates, (ii) the weighted one-year historic stock price volatility of the Common Stock is approximately 91.7% and (iii) for purposes of present value calculations, the ten-year, zero coupon Treasury note interest rate at the date of grant (6.9%) was used.

Other Stock Options

            Unilab has from time to time granted non-qualified stock options, some of which were granted not pursuant to any formal plan other than an individual stock option agreement and some of which were issued under the Company's Stock Option and Performance Incentive Plan, to its officers, employees, consultants and directors. As of the Record Date, non-qualified stock options to purchase a total of 5,030,334 shares of Unilab Common Stock (some of which have not yet vested) were outstanding.

            Effective as of January 1, 1996, the Company's stockholders approved and adopted a Stock Option and Performance Incentive Plan, pursuant to which certain of the Company's employees may receive grants of options to purchase shares of Unilab Common Stock, and may receive other grants of Unilab Common Stock in various forms (Restricted Stock, SARs, etc.). Options granted under the Stock Option and Performance Incentive Plan have a ten year term and vest in equal installments over a vesting period determined by the Administrative Committee of the Stock Option and Performance Incentive Plan, which is typically one to five years. The exercise price is the per share price of Unilab Common Stock on the American Stock Exchange (or for grants made prior to the Company's listing on the American Stock Exchange on June 24, 1996, on Nasdaq/NNM) at the close of business on the grant date. Pursuant to this Plan, options to purchase a total of 1,751,000 shares of Unilab Common Stock were issued to employees of the Company during 1997.

            Effective as of January 1, 1996, the Company's stockholders approved and adopted a Non-Employee Directors Stock Plan, pursuant to which certain of the Company's directors receive annual grants, typically on the first trading day of each year, of options to purchase shares of Unilab Common Stock. Such stock options have a ten year term and vest 50% on the date of grant and 50% on the first anniversary of the date of grant. The exercise price is the per share price of Unilab Common Stock on the American Stock Exchange (or for grants prior to the June 24, 1996 listing date on the American Stock Exchange, on Nasdaq/NNM) at the close of business on the grant date. Pursuant to this program, options to purchase a total of 70,000 shares of Unilab Common Stock were issued to non-employee directors of the Company in January 1997 and options to purchase 80,000 shares were issued to non-employee directors in January 1998.

Restricted Stock

            Unilab has, from time to time, granted restricted stock to its employees. Such shares typically contain restrictions on transfer of the granted shares of Unilab Common Stock for a two to five year period, with forfeiture of such shares upon earlier separation from the Company, in the Board's discretion. As of the Record Date, 759,499 shares of restricted Unilab Common Stock were outstanding, including (a) 5,999 restricted shares issued to Thomas O. Pyle, a former director, in partial consideration for his quarterly directors compensation in January and April 1997, (b) 500,000 restricted shares issued to Andrew Baker, the Company's former Chairman, President and Chief Executive Officer, in January 1997 as part of the Baker Transition Agreements and (c) 25,000 shares issued to Richard A. Michaelson, one of the Named Executive Officers, in May 1995.

Option Exercises and Fiscal Year-End Values

            The following table reflects the options to purchase Unilab Common Stock that were exercised by the Named Executive Officers during the fiscal year ended December 31, 1997 and lists the number and value of the unexercised options to purchase Unilab Common Stock held by the Named Executive Officers at December 31, 1997.

    Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

                                                                         Number of
                                                                         Securities
                                                                         Underlying            Value of
                                                                         Unexercised          Unexercised
                                                                         Options at           In-the-Money
                                                                         FY-End (#)            Options at
                                                                                               FY-End ($)
                            Shares Acquired                              Exercisable/         Exercisable/
Name                        on Exercise (#)      Value Realized ($)      Unexercisable       Unexercisable
--------------------------------------------------------------------------------------------------------------
David C. Weavil(1)                 --                   --                0/250,000(1)        $0/359,375
Richard A. Michaelson(2)         75,000               112,500             470,000/0(2)        $250,000/0

 (1) Pursuant to Mr. Weavil's employment agreement he received in January 1997 options to purchase 250,000 shares of Common Stock, which vest in equal installments over five years, beginning January 1998 and ending January 2002. He also received in January 1998 pursuant to his employment agreement additional options to purchase 250,000 shares of Unilab Common Stock at an exercise price equal to the $1.75 per share closing market price of Unilab Common Stock on the date of grant, which vest in equal installments over five years, beginning January 1999 and ending January 2003.

(2) On September 17, 1997, in connection with Mr. Michaelson's resignation an officer of the Company, the vesting of all of the 695,000 outstanding options to purchase Unilab Common Stock beneficially owned by Mr.
      Michaelson were accelerated and all such options became immediately exercisable as of such date. 150,000 of such options expired unexercised on October 20, 1997. Mr. Michaelson exercised 75,000 of such options in October 1997.

Executive Retirement Plan

      Effective as of January 1, 1995, the Company's stockholders approved the adoption of the Executive Retirement Plan (the "SERP"). The SERP provides for issuance to certain selected officers and other senior executives of the Company ("Executives") of up to 1,000,000 shares in the aggregate of Unilab Common Stock. Shares of Unilab Common Stock to be issued in connection with the SERP will be made available from treasury or authorized and unissued shares of Unilab Common Stock. An Executive participating in the SERP is entitled to receive an annual allocation of Awards. An Award is a unit of measurement equivalent to a share of Unilab Common Stock. The number of Awards allocated each year will have a fair market value equal to the annual expense of a projected single life annuity commencing at age 65, providing an Executive with a benefit equal to 2% of the Executive's "Final Compensation" multiplied by the number of years of service (not to exceed 25) (the "Target Benefit"). For purposes of determining the annual expense under the SERP, an Executive's "Final Compensation" equals the projected average compensation of the Executive for the 5 consecutive calendar years preceding and including the Executive's attainment of age 65. Initially, based on recommendations from the actuary for the SERP, an Executive's compensation will be projected to increase at the rate of 5 1/2% per year.

      As soon as practicable following the death, disability or retirement of an Executive after attaining age 65 (the "Payment Date"), the Executive (or his Beneficiary, as the case may be) will be issued a certificate or certificates for a number of shares of Common Stock equal to the vested number of Awards in the Account of the Executive. In addition, an Executive shall be entitled to a distribution of his Account upon his termination of employment for Good Reason or without Cause (as defined in the SERP), in each case only after a Change in Control. Any other amounts in an Account, other than Awards, shall be distributed in a single cash lump sum payment.

      During 1997, seven of the Company's executives participated in the SERP. David C. Weavil, the Company's Chairman, President and Chief Executive Officer during 1997, received a 1997 contribution to the SERP from the Company equivalent to $24,560. Richard A. Michaelson, the former Senior Vice President-Finance, Treasurer and Chief Financial Officer, received a 1997 contribution to the SERP from the Company equivalent to $14,075. The other five participants in the SERP received aggregate 1997 contributions to the SERP equivalent to $48,865. The amount of such Awards was calculated on the date of issuance of the Awards, utilizing the common stock price valuation as of such date. Since the price of Unilab Common Stock increased between the date of issuance and December 31, 1997, the value of the Awards also increased. In light of the increase during 1997 of the Company's Common Stock price, the Board limited the maximum number of Awards to be granted for 1997 to all participants in the SERP to 200,000 Awards in the aggregate.

Resignation of Andrew H. Baker as Chairman, President and Chief Executive Officer

        Andrew H. Baker, who had served as Chairman, President and Chief Executive Officer of the Company since April
1992,  resigned  from those  positions  effective  as of January  20,  1997.  In connection with his resignation and in consideration for the Company's obligations to Mr. Baker under his employment agreement and his participation in the Company's benefit plans, including the Executive Retirement Plan, Mr. Baker and/or a company wholly owned by him received the following: (i) 500,000 restricted shares of Common Stock (the "Transition Shares"), such restrictions initially to lapse upon the earliest to occur of (1) a Change of Control of the Company, (2) Baker's attainment of age 65 and (3) Baker's death or disability;
(ii) the expiration dates of the options to purchase 540,000 shares of Unilab Common Stock previously granted to Baker were extended to January 20, 2007 and all such options became immediately vested; (iii) a Consulting Agreement between the Company and a company wholly owned by Baker, to provide consulting services to the Company, for an aggregate payment of $900,000, $600,000 of which was paid in January 1997 and the remaining $300,000 of which is payable $100,000 per year, quarterly in arrears, for the three-year period ending on January 20, 2000, (iv) office space in New Jersey through October 1998 and secretarial and administrative services through January 2000; (v) continued benefit coverage (medical, hospitalization, dental, life, disability, accidental death and travel accident) for three years; (vi) reimbursement of reasonable business expenses during the consulting period, as approved by the Company's CEO; and (vii) continued use of his company auto for three years, to be transferred to him at the end of that time. In addition, Mr. Baker agreed to sell his California residence at the Company's direction and the Company agreed to pay the costs of such house (e.g. mortgage, interest, taxes) except for costs of maintaining the house, which Mr. Baker was responsible for paying. Five hundred thousand dollars of the proceeds from the sale of that house will be used to pay the outstanding indebtedness on the house held by a commercial bank, with the excess proceeds over $500,000 being retained by Mr. Baker. The $500,000 owed by Mr. Baker to the Company (remaining from the original $1,000,000 loan extended by the Company to Mr. Baker in 1994 to assist Mr. Baker in purchasing the California residence) would be forgiven. Mr. Baker was unable to sell his California residence and, as a result, effective as of April 1, 1998, Mr. Baker assumed responsibility for all payments associated with that house, including the costs formerly paid by the Company. Mr. Baker agreed not to compete with the Company in the clinical laboratory business in the State of California for three years.

                 The foregoing agreements between the Company and Mr. Baker are referred to as the "Baker Transition Agreements".

                 Effective April 15, 1997, the Company paid the principal amount of $300,000 to a commercial bank in payment of a loan Mr. Baker had taken from the bank in April 1994 in order to pay taxes on "paper profits" Mr. Baker realized as a result of the Company's November 1993 reorganization transaction with Corning. The Company had executed a guarantee of this loan at the time Mr. Baker received the loan. In consideration for the Company's payment of the loan under its guarantee, Mr. Baker (i) executed a $300,000, 6% five-year secured promissory note (the "Baker Note") in favor of the Company and (ii) was required to purchase $300,000 of newly issued shares of Unilab Common Stock at the closing market price on a date or dates selected by Mr. Baker prior to September 1, 1997 (the "New Shares"). Mr. Baker acquired such shares on April 3, 1997 at a per share purchase price of $0.5625, resulting in the purchase of 533,333 shares. The Baker Note is secured by the Transition Shares as well as the New Shares. All restrictions on the Transition Shares and New Shares will lapse upon Mr. Baker's payment in full of the principal of and accrued interest on the Baker Note. The Baker Note may be prepaid at any time. See "Certain Relationships and Transactions with Related Persons -Indebtedness of Management".

Hiring of David C. Weavil as Chairman, President and Chief Executive Officer

                 Concurrently with the resignation of Mr. Baker as Chairman, President and Chief Executive Officer of the Company, the Board hired David C. Weavil to fill those positions. The Board selected Mr. Weavil after considering multiple potential candidates. Effective as of January 20, 1997, Mr. Weavil entered into an employment agreement with the Company, which is described below under "Employment Agreements; Other Arrangements -- Weavil Employment Agreement".

Resignation of Richard A. Michaelson as Senior Vice President-Finance, Treasurer and Chief Financial Officer

                  Richard A. Michaelson, who had served as Senior Vice President-Finance, Treasurer and Chief Financial Officer of the Company since April 1992, resigned from those positions effective as of September 17, 1997 and resigned as an officer of the Company (Senior Vice President) effective as of December 31, 1997. Mr. Michaelson became a director of the Company on September 17, 1997 and a consultant to the Company on January 1, 1998. Mr. Michaelson resigned from his employment with the Company to return home to the East Coast. In connection with his resignation and in consideration for the Company's obligations to Mr. Michaelson under his employment agreement and his participation in the Company's benefit plans, Mr. Michaelson received the following: (i) the restrictions on 25,000 restricted shares of Common Stock previously granted to Mr. Michaelson were deemed to have lapsed as of September 17, 1997, (ii) the expiration dates of the options to purchase 695,000 shares of Unilab Common Stock previously granted to Mr. Michaelson were maintained at the dates that are ten years following the grant date of each such option, instead of the expiration of the option 365 days following termination of employment,
(iii) execution of a Consulting Agreement effective as of January 1, 1998, between the Company and Mr. Michaelson, to provide consulting services to the Company for a base payment of $5,000 per month for an initial one year term, with automatic one-year renewals unless earlier terminated in accordance with the terms of the Consulting Agreement, (iv) office space in New Jersey through October 1998 and secretarial and administrative services through such date, (v) continued benefits coverage (medical, hospitalization, dental, life, disability, accidental death and travel accident) for eighteen months, (vi) reimbursement of normal and approved business expenses during the consulting period, (vii) reimbursement of up to $2,500 of expenses associated with moving certain personal possessions back to the East Coast; and (viii) title of the Company car driven by Mr. Michaelson on the East Coast would be transferred to Mr. Michaelson or, at the Company's option, Mr. Michaelson would be provided with continued use of the car pending delivery of the title to Mr. Michaelson, which the Company would have up to 18 months to complete. In addition, Mr. Michaelson received in January 1998 a payout of the amounts accrued in his deferred compensation account ($110,115) and all amounts accrued in his Executive Retirement Plan account (66,647 Awards) were deemed fully vested as of January 1, 1998. Based on the December 31, 1997 closing market price of Unilab Common Stock of $1.875 per share, the value of Mr. Michaelson's Awards at such date was $124,963.

                  The   foregoing   agreements   between  the  Company  and  Mr.
Michaelson are referred to as the "Michaelson Transition Agreements".

                  Effective April 15, 1997, the Company paid the principal amount of $150,000 to a commercial bank in payment of a loan Mr. Michaelson had taken from the bank in April 1994 in order to pay the exercise price of a warrant to purchase 35,000 shares of Unilab Common Stock (the "Warrant Shares") as well as tax payments related to such exercise. The Company had executed a guarantee of this loan at the time Mr. Michaelson received the loan. In consideration for the Company's payment of the loan under its guarantee, Mr. Michaelson (i) executed a $150,000, 6% five-year secured promissory note (the "Michaelson Note") in favor of the Company. The Michaelson Note was secured by the Warrant Shares. In connection with the Michaelson Transition Agreements, the Michaelson Note was converted to a non-interest bearing note. See "Certain Relationships and Transactions with Related Persons Indebtedness of Management".

Employment Agreements; Other Arrangements

                 Weavil Employment Agreement. On January 20, 1997, Unilab and David C. Weavil entered into an employment agreement (the "Weavil Employment Agreement") pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer of Unilab. The term of the Weavil Employment Agreement initially ended on January 19, 1998, and automatically renewed for successive one-year periods unless one party thereto gives at least a six month notice of termination before the end of the current term (the "Employment Period"). Mr. Weavil receives an annual base salary of $400,000, subject to upward adjustment at the Board of Directors' discretion. Mr. Weavil received upon execution of the Weavil Employment Agreement a bonus of $100,000, which was paid in shares of Unilab Common Stock. In payment of this bonus, Mr. Weavil received 228,571 shares of Unilab Common Stock, calculated by dividing $100,000 by $0.4375, the closing market price of Unilab Common Stock on January 17, 1997, the last trading day prior to Mr. Weavil's commencement of employment. Mr. Weavil was also eligible to receive, and did receive, an additional 1997 cash bonus of $100,000 when Unilab met certain performance objectives pre-established by the Board of Directors of Unilab. The Weavil Employment Agreement also provides that Unilab will establish for Mr. Weavil a deferred compensation account to be credited annually with an additional amount equal to 8% of Mr. Weavil's total cash compensation (inclusive of all bonuses) for that year. Mr. Weavil earned $40,000 in deferred compensation during 1997. The Weavil Employment Agreement also provides for Mr. Weavil's participation in the Company's Executive Retirement Plan.

                 Pursuant to the terms of the Weavil Employment Agreement, Mr. Weavil purchased from the Company on January 20, 1997 $500,000 worth of newly issued shares of Unilab Common Stock based on the January 17, 1997 closing market price of $0.4375. Accordingly, Mr. Weavil purchased 1,142,857 shares of Unilab Common Stock at that time. Mr. Weavil was granted demand registration rights with respect to such shares, as well as the 228,571 shares he received in payment of his $100,000 bonus noted in the preceding paragraph. The $500,000 utilized by Mr. Weavil to purchase such shares was borrowed from the Company. The repayment of $250,000 of such borrowed funds was due 180 days after the date of loan (i.e., by July 20, 1997), was unsecured and bore interest at 6%. That note was repaid in full by Mr. Weavil on July 20, 1997. Repayment of the other $250,000 of such funds is due five years after issuance (i.e. by January 20, 2002), is secured by the shares of Unilab Common Stock purchased from the proceeds thereof and bears interest at 6%.

                 Also pursuant to the Weavil Employment Agreement, on January 20, 1997, Mr. Weavil was granted options to purchase 250,000 shares of Unilab Common Stock at an exercise price of $0.4375. the closing market price of Unilab Common Stock on January 17, 1997. Such options vested 20% on January 20, 1998, and will vest 20% on January 20, 1999, 20% on January 20, 2000, 20% on January 20, 2001 and 20% on January 20, 2002. Additionally, the Weavil Employment Agreement provided for Mr. Weavil to be granted on January 2, 1998 options to purchase 250,000 shares of Unilab Common Stock at an exercise price equal to the closing market price of Unilab Common Stock on such date. Such options were granted on January 2, 1998 at an exercise price of $1.75 per share. Such options will vest in equal installments over five years, beginning on January 2, 1999 and ending on January 2, 2003.

                 In connection with his relocation from North Carolina to California to begin his employment with the Company, Mr. Weavil was reimbursed $41,657 for moving and other relocation costs, pursuant to the terms of his Employment Agreement. In addition, under the terms of his relocation package, Mr. Weavil received a $4,000 per month housing allowance for the first six months following his move to California (January 1997 through July 1997).

                 In the event that Mr. Weavil's employment is terminated by the Company without Cause (as defined in the Weavil Employment Agreement) and not in association with a Change of Control (as defined in the Weavil Employment Agreement), Mr. Weavil will receive 18 months of continued compensation (salary, bonus and deferred compensation) and continued benefits coverage. Mr. Weavil has agreed not to compete with the Company for 18 months following termination of employment without Cause and not in association with a Change of Control.

                 The Weavil Employment Agreement also provides for certain payments to Mr. Weavil upon his termination or resignation following a Change of Control of Unilab (as defined in the Weavil Employment Agreement). If in association with a Change of Control, Mr. Weavil resigns his employment for Good Reason or his employment is terminated without Cause, then he becomes entitled to receive a lump sum in cash equal to two times Mr. Weavil's annual total compensation (inclusive of cash bonuses and deferred compensation).

                 Baker Employment Agreement. On November 10, 1993, Unilab and Andrew H. Baker entered into an employment agreement (the "Baker Employment Agreement") pursuant to which he served as Chairman of the Board, President and Chief Executive Officer of Unilab prior to his resignation on January 20, 1997. Mr. Baker received an annual base salary of $400,000, subject to upward adjustment at the Board of Directors' discretion. In July 1996, at his own suggestion Mr. Baker agreed to a voluntary 10% salary reduction, reducing his base salary to $360,000. (A number of other senior managers of the Company similarly accepted 10% salary reductions.) In addition, Mr. Baker accepted three months of his 1996 pay in shares of Unilab Common Stock, receiving 135,274 shares in lieu of cash payment of $90,000. The number of shares received by Mr. Baker was calculated on the basis of the closing market price of Unilab Common Stock on the payroll date for each month in which Mr. Baker received stock in lieu of cash (August, September, October). In addition, Mr. Baker was eligible to receive an annual bonus ranging from 0% to 100% of his base salary if Unilab met certain performance objectives to be established by the Board of Directors of Unilab or its Compensation Committee prior to the beginning of each year. The Baker Employment Agreement also provided that Unilab establish for Mr. Baker a deferred compensation account for each fiscal year during the Employment Period to be credited annually with an additional amount equal to 8% of Mr.
Baker's total cash compensation (inclusive of all bonuses) for that year.

                 The Baker Employment Agreement stated that in the event Mr. Baker's employment was terminated by death, disability, without Cause (as defined in the Baker Employment Agreement) or for Good Reason (as defined in the Baker Employment Agreement), Mr. Baker (or his estate) was entitled to receive, among other things, a lump sum payment equal to the then full value of Mr. Baker's vested award under any restricted stock, stock option or stock appreciation rights plan or pursuant to any stock option agreement (the "Lump Sum Option Payment") and the full value contained in Mr. Baker's deferred compensation account plus an amount equal to his base salary for the greater of 18 months following the termination date or the remainder of the two year Employment Period.

                 The Baker Employment Agreement also provided for certain payments to Mr. Baker upon his termination following a Change of Control of Unilab (as defined in the Baker Employment Agreement). If within two years after a Change of Control, Mr. Baker resigned his employment for Good Reason or his employment was terminated without Cause, then he was to become entitled to receive the Lump Sum Option Payment and an additional lump sum in cash equal to
2.99 times Mr. Baker's average total cash compensation (inclusive of cash bonuses and deferred compensation) for the three previous fiscal years. In addition, the Baker Employment Agreement permitted Unilab to require by written notice that Mr. Baker not compete directly or indirectly with Unilab in any state in which Unilab has a clinical laboratory testing facility for a period of three years from the date of termination following a Change of Control. The Baker Employment Agreement also required in certain circumstances that Mr. Baker not compete directly or indirectly with Unilab for a period of two years from the date of termination at any other time other than following a Change of Control. Generally, the Baker Employment Agreement was superseded by the Baker Transition Agreements. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer".

                 Michaelson Employment Agreement. On November 10, 1993, Unilab and Mr. Michaelson entered into an employment agreement pursuant to which he served as Senior Vice President-Finance, Treasurer and Chief Financial Officer of Unilab. The term of Mr. Michaelson's agreement ended on December 31, 1997, and was not renewed in light of Mr. Michaelson's resignation. See "Resignation of Richard A. Michaelson as Senior Vice President-Finance, Treasurer and Chief Financial Officer". During 1997 Mr. Michaelson received an annual base salary of $247,500 (following Mr. Michaelson's voluntary 10% salary reduction in July 1996, as part of a voluntary salary reduction for senior management). In addition, Mr. Michaelson was eligible to receive an annual bonus ranging from 0% to 80% of his base salary if Unilab met certain performance objectives established by the Board of Directors or its Compensation Committee prior to the beginning of each year. The agreement also provided that Unilab will establish a deferred compensation account for Mr. Michaelson for each fiscal year during the Employment Period to be credited annually with an amount equal to 8% of Mr. Michaelson's total cash compensation (inclusive of all bonuses) for that year. All such deferred compensation was paid to Mr. Michaelson under the Michaelson Transition Agreements.

                 Mr. Michaelson's employment agreement contained essentially the same terms as Mr. Baker's employment agreement with respect to (i) payments made upon termination by death, disability, without Cause and resignation for Good Reason, (ii) payments made upon termination without Cause upon a Change of Control and resignation for Good Reason upon a Change of Control and (iii) non-competition. Generally, the Michaelson employment agreement was superseded by the Michaelson Transition Agreements. See "Resignation of Richard A. Michaelson as Senior Vice President-Finance, Treasurer and Chief Financial Officer".

                  Baker Transition Agreements

                 As noted above, in connection with Mr. Baker's resignation as Chairman, President and Chief Executive Officer, effective as of January 20, 1997, Mr. Baker executed the Baker Transition Agreements. See "Resignation of Andrew Baker as Chairman, President and Chief Executive Officer."

                  Michaelson Transition Agreements

                  As noted above, in connection with Mr. Michaelson's resignation as Senior Vice President-Finance, Treasurer and CFO as of September 17, 1997, his resignation as an officer (Senior Vice President) effective as of December 31, 1997, his appointment as a director of the Company, effective September 17, 1997 and his retention as a consultant to the Company as of January 1, 1998, Mr. Michaelson executed the Michaelson Transition Agreements. See "Resignation of Richard A. Michaelson as Senior vice President-Finance, Treasurer and Chief Financial Officer".

Compensation Committee Interlocks and Insider Participation

                 From January 1, 1997 until March 7, 1997 the following directors served on Unilab's compensation Committee: Kirby L. Cramer (Chairman), Michael B. Hoffman, Walker Lewis, Thomas O. Pyle and Gabriel B. Thomas. (Messrs. Hoffman, Lewis and Pyle are no longer directors.) From March 7, 1997 until January 22, 1998, the Compensation Committee was comprised of Messrs. Cramer (Chairman), Hoffman and Thomas. Since
January 23, 1998, the Compensation Committee has been comprised of Messrs. Cramer and Thomas. Mr. Hoffman is a Senior Managing Director of The Blackstone Group, which has periodically provided investment banking services to the Company. Mr. Thomas served as President of the Company from 1989 through January 1992.


Compensation Committee
Report on Executive Compensation

                                   Philosophy

                 The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance, and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract key executives to the Company and retain the best possible executive talent; to reinforce and link executive and stockholder interests through equity-based plans; and to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

                 Principal Components of Executive Compensation

                 The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary, annual cash and/or stock bonus if performance objectives are achieved, and, at appropriate intervals, long-term incentive compensation in the form of stock option grants and/or awards of restricted stock. Such stock option grants and restricted stock awards are issued to the Company's executives and other employees under the Stock Option and Performance Incentive Plan. The Company also provides medical and other fringe benefits generally available to Company employees and, for certain of its selected senior executives, a deferred compensation plan and the SERP.

                 In order to make certain that implementation of its executive compensation policies are made on a fully informed basis, with concrete information as to the compensation policies adopted by comparable companies, during 1997 (specifically in connection with the Baker Transition Agreements and the compensation package for David Weavil, who became Chairman, President and Chief Executive Officer in January 1997) the Compensation Committee engaged Towers Perrin, a leading compensation consulting firm, to advise the Committee, as it had done in previous years. The Committee's executive compensation policies are based in part on the information provided by, and recommendations made by, Towers Perrin.

                 Base salaries for executives are determined by evaluating the responsibilities of the position held and the experience of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for positions having comparable responsibilities at other companies in the clinical laboratory industry (including certain of the companies included in the index used for the Performance Graph contained herein). In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving standards and setting base executive salaries in the Company somewhat above the market rate paid for comparable positions in the clinical laboratory industry. In July 1996 at the request of the Company's Chief Executive Officer, with the backing of the Compensation Committee, the Company's senior executives voluntarily accepted a 10% reduction in base salary in light of the Company's disappointing 1996 financial performance. With one exception (a raise given in connection with a promotion), base salaries of senior executives have been frozen since that time.

                 The Company's  executive  officers and other key persons may be eligible for an annual cash and/or stock bonus under their individual employment agreements. Individual performance objectives formulated by Company management are recommended by the Chief Executive Officer for approval by the Compensation Committee or the Board and are awarded upon the discretionary recommendation of the CEO. Eligible executives may receive bonus awards based upon certain percentages of base salary at threshold and maximum levels appropriate to the nature of their position in the Company. Whether any bonus is awarded, and, if so, the amount thereof depends upon actual performance against predetermined individual and corporate objectives established by the CEO or the Compensation Committee. No such cash bonuses were awarded in 1997 (except for a cash bonus to David C. Weavil, the Company's Chairman, President and Chief Executive Officer, in connection with an amount owing under his employment agreement. See "Chief Executive Officer's Compensation"). However, based upon the Company's improved financial performance during 1997 (and especially during the second half of
1997), cash bonuses were awarded to certain senior executives of the Company in February 1998, in consideration for meeting pre-determined performance objectives in 1997.

                 Awards of stock options and restricted stock have been made periodically to executive officers and certain other employees of the Company upon consultation with and recommendation of the Chief Executive Officer and approval of the Compensation Committee, which may, under certain circumstances, be submitted for ratification by the Board of Directors. Such options have been granted with an exercise price equal to the market value of Unilab Common Stock on the date of grant. The purpose of these awards has been to provide a meaningful equity interest in the Company to Company executives in a format that is designed to retain and align the financial interests of these executives with those of stockholders. The Board and the Compensation Committee believe that this program has been and will be instrumental in focusing the Company's senior management on building long-term value for stockholders. It has been the practice of the Company to make grants of stock options with a staggered vesting schedule and forfeiture of shares if not exercised within a specified period following separation from the Company's employ. The restricted stock grants similarly contain certain restrictions on vesting and transfer tied to the recipient's continued employment by the Company. These restrictions on stock option awards and restricted stock grants are designed to encourage recipients to remain in the Company's employ in order to recognize the full value of the awards. The term over which these restrictions have applied typically is one to five years in the case of stock options and two to five years in the case of restricted stock. To date, only stock options and restricted stock have been granted under the Stock Option and Performance Incentive Plan; however, the Compensation Committee expects that other forms of equity-based compensation permitted under that plan may also have similar restrictions.

                 In addition, the Company provides health care benefits and profit sharing for senior executives and other key persons on terms generally available to all Company employees. The Compensation Committee believes that such benefits are comparable to those offered by other clinical laboratory companies. Except as noted elsewhere in this proxy statement, the value of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the total salary and bonus of any executive officer in the last fiscal year.

                 Since no executive officer of the Company received compensation in excess of $1 million during 1997, the Compensation Committee presently anticipates that all compensation paid to executive officers will qualify for deductibility under Section 162(m) of the Internal Revenue Code, which limits in certain circumstances the deductibility of compensation in excess of $1 million paid to certain executive officers, except for "performance-based compensation" which complies with requirements imposed under Section 162(m).

                 From February 27, 1996 to March 7, 1997 Messrs. Cramer and Pyle comprised a subcommittee (the "Subcommittee") of "outside directors" of the Compensation Committee. From and after March 7, 1997, the sub-committee has consisted of Messrs. Cramer and Thomas. This subcommittee administers and approves grants of stock options under the Company's Stock Option and Performance Incentive Plan and administers the SERP.


                     Chief Executive Officer's Compensation

                  For 1997, David C. Weavil, the Chairman, President and Chief Executive Officer of the Company during such period, was paid a base salary of $400,000. The Compensation Committee considered Mr. Weavil's salary to be appropriate in light of (i) the need to recruit Mr. Weavil in January 1997 with an attractive compensation package, (ii) Mr. Weavil's compensation at his prior employer, (iii) the compensation of other senior executives in the clinical laboratory industry and (iv) the fact that the base salary was the same as the base salary of the Company's former CEO being replaced by Mr. Weavil. Mr. Weavil received a $100,000 bonus in January 1997 payable in shares of Unilab common Stock (228,571 shares) and a $100,000 cash bonus, which was paid in the second half of 1997. Mr. Weavil also received deferred compensation equal to 8% of his 1997 cash compensation (valued at $40,000), plus participation in the Company's Executive Retirement Plan (valued at $24,560), which brought his annual cash compensation for 1997 to $464,710. Pursuant to his Employment Agreement, Mr. Weavil also received in January 1997 options to purchase 250,000 shares of Unilab Common Stock at an exercise price of $0.4375 per share, the then current market price, and another 250,000 options to purchase Common Stock in January 1998 at an exercise price of $1.75 per share, the then current market price. Pursuant to the terms of the Weavil Employment Agreement, Mr. Weavil purchased from the Company on January 20, 1997 $500,000 worth of newly issued shares of Unilab common stock based on the January 17, 1997 closing market price of $0.4375. Accordingly, Mr. Weavil purchased 1,142,857 shares of Unilab Common Stock at that time. Mr. Weavil was granted demand registration rights with respect to such shares, as well as the 228,571 shares he received in payment of his $100,000 bonus. The $500,000 utilized by Mr. Weavil to purchase such shares was borrowed from the Company. The repayment of $250,000 of such borrowed funds was due 180 days after the date of loan (i.e., by July 20, 1997), was unsecured and bore interest at 6% and was repaid on time. Repayment of the other $250,000 of such funds is due five years after issuance (i.e. by January 20,2002), is secured by the shares of Unilab Common Stock purchased from the proceeds thereof and bears interest at 6%. Such compensation and bonus structure were determined pursuant to Mr. Weavil's Employment Agreement, described above under the caption "Employment Agreements; Other Arrangements -- Weavil Employment Agreement".

                  Under the terms of Mr. Weavil's Employment Agreement, bonus payments for 1998 and beyond are to be determined in the discretion of the Board of Directors or the Compensation Committee. The Committee expects to base Mr. Weavil's 1998 bonus on the Company's ability to meet or exceed certain pre-established financial parameters.


   Compensation of Other Named Executive Officer and Key Management Personnel

                  The Company also entered into employment agreements with the Company's other Named Executive Officer and other key management personnel. The employment agreement with Richard Michaelson was superseded by the Michaelson Transition Agreement. Each agreement provides a base salary plus potential bonus, if certain performance objectives are achieved, and other incentive compensation at the discretion of the Chief Executive Officer (approved by the Compensation Committee, in the case of the Company's other Named Executive Officer, Mr. Michaelson).

                  The Compensation Committee believes that significant stock ownership, through grants of stock options, restricted stock, loans to finance the purchase of Common Stock and other forms of equity-based incentive compensation that would be permitted under the Stock Option and Performance Incentive Plan, are a major incentive in aligning the interests of employees, including senior management, and stockholders. The Compensation Committee therefore intends to continue to explore various methods of assuring such commonality of interest in the Company's long-term performance.

                                Kirby L. Cramer (Chairman)
                                Gabriel B. Thomas
                                Members of the Compensation Committee


Five-Year Performance Graph

                  The following  graph compares the Company's  cumulative  total stockholder return on Unilab Common Stock with (i) the cumulative total return of the Amex Market Value Index (which tracks the aggregate performance of equity securities of companies traded on the American Stock Exchange) and (ii) a peer group comprised of publicly-traded companies engaged principally in the non-esoteric clinical laboratory industry. In accordance with the regulations promulgated by the Securities and Exchange Commission, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of the beginning of each measurement date set forth on the graph. The graph shows historical stock price performance (assuming reinvestment of dividends) and is not necessarily indicative of future price performance.



                          [FIVE YEAR PERFORMANCE GRAPH]



-------------------

* The peer group includes LabOne, Inc. (which is included in the peer group for the full five-year period), Meris Laboratories, Inc. (which is included in the peer group beginning December 1995), Laboratory Corporation of America Holdings, Inc. (formerly National Health Laboratories Incorporated, which merged with Roche Biomedical Laboratories during 1995 under the combined name Laboratory Corporation of America, and is included in the peer group for the full five-year period) and Universal Standard Medical Laboratories, Inc. and BioCypher Laboratories Inc. (formerly Physicians Clinical Laboratory Incorporated) (whose respective initial public offerings occurred in 1992 and, accordingly, whose stocks are included in the peer group for the full 5 year period).

** Assumes $100 invested on December 31, 1992 in stock or index (including reinvestment of dividends). Assumes fiscal year ending December 31.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information, to the knowledge of Unilab, regarding the beneficial ownership of Unilab Common Stock as of the Record Date by all stockholders known by Unilab (based on public filings with the Commission, except as otherwise noted) to be the beneficial owners of more than 5% of the outstanding shares of Unilab Common Stock. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, each person has full voting and investment power over the shares indicated.

                                               Number           Percent of
                                            of Shares of       Common Stock
Name and Address of                        Common Stock        Beneficially
Beneficial Owner                          Beneficially Owned      Owned(1)

Rockefeller & Co., Inc.                     3,591,504(2)           8.8%
30 Rockefeller Plaza
New York, NY  10112

Andrew H. Baker                             2,716,228(3)           6.7%
c/o Focused Healthcare Partners, Ltd.
401 Hackensack Avenue
Hackensack, NJ  07601
--------------------

(1) Calculated pursuant to Rule 13d-3 promulgated under the Exchange Act and based on 40,632,898 shares of Unilab Common Stock outstanding as of the Record Date.

(2) As reported in Schedule 13G, Amendment No. 2 filed with the Commission on February 17, 1998.

(3) Mr. Baker is the former Chairman, President and Chief Executive Officer of the Company. Represents 2,176,238 shares directly or indirectly owned by Mr. Baker (of which 18,069 shares are directly owned by Mr. Baker's spouse) and beneficial ownership of 540,000 shares issuable upon exercise of fully vested and presently exercisable options to purchase Unilab Common Stock. Based on Company records, a Form 4 filed by Mr. Baker on January 30, 1997 and a Schedule 13D filed by Mr. Baker on April 16, 1997.


                            CERTAIN RELATIONSHIPS AND
                        TRANSACTIONS WITH RELATED PERSONS

The Blackstone Group

       The Company has periodically engaged The Blackstone Group, of which Michael B. Hoffman, a director of the Company until January 22, 1998 and a member of the Compensation and Nominating Committees until such date, is a Senior Managing Director, to provide investment banking services.

Indebtedness of Management

       In connection with the move of Unilab's principal executive offices from New Jersey to California and Mr. Baker's purchase of a home in California, in October 1992, Unilab loaned to Mr. Baker $1 million to be repaid, without interest, on the earlier of (i) three years from the date on which such loan was made and (ii) 30 days after the closing of the sale by Mr. Baker of his residence in New Jersey. The loan was secured by a first mortgage on Mr. Baker's California home. Unilab was obligated to pay to Mr. Baker as additional compensation an amount equal to the amount of income tax paid, if any, as a result of the receipt of such loan. In August 1994, Mr. Baker refinanced such loan with a major commercial bank, which provided $500,000 to the Company. The Company released the mortgage on Mr. Baker's California home and Mr. Baker granted a first mortgage to the bank that refinanced his loan. The remainder of the Company's loan to Mr. Baker was unsecured.

       In connection with the Baker Transition Agreements, Mr. Baker agreed to use his best efforts to sell his California house soon as possible. The Company has the right to determine the acceptability of any bid to purchase the house and Mr. Baker agreed to follow the Company's reasonable instructions in selling the house. Mr. Baker has agreed to use $500,000 of the proceeds from the sale of the house to pay the outstanding bank indebtedness on the house, with the proceeds in excess of $500,000 being retained by Mr. Baker. The Company forgave the remaining $500,000 of the loan to Mr. Baker. Mr. Baker was unable to sell his California house. In light of his inability to sell the California house, effective as of April 1, 1998 Mr. Baker assumed responsibility for all costs associated with the house, including costs for mortgage, interest and taxes previously paid by the Company pursuant to the Baker Transition Agreements.

       Effective April 15, 1997, the Company paid the principal amount of $300,000 to a commercial bank in payment of a loan Mr. Baker had taken from the bank in April 1994 in order to pay taxes on "paper profits" Mr. Baker realized as a result of the Company's November 1993 reorganization transaction with Corning. The Company had executed a guarantee of this loan at the time Mr. Baker received the loan. In consideration for the Company's payment of the loan under its guarantee, Mr. Baker (i) executed a $300,000, 6% five-year secured promissory note (the "Baker Note") in favor of the Company and (ii) was required to purchase $300,000 of newly issued shares of Unilab Common Stock at the closing market price on a date or dates selected by Mr. Baker prior to September 1, 1997 (the "New Shares"). Mr. Baker acquired such shares on April 3, 1997 at a per share purchase price of $0.5625, resulting in the purchase of 533,333 shares. The Baker Note is secured by the Transition Shares as well as the New Shares. All restrictions on the Transition Shares and New Shares will lapse upon Mr. Baker's payment in full of the principal of and accrued interest on the Baker Note, which can be paid in cash or shares of Unilab Common Stock. The Baker Note may be prepaid at any time. See "Resignation of Andrew H. Baker as Chairman, President and Chief Executive Officer".

       Also effective April 15, 1997, the Company paid the principal amount of $150,000 to a commercial bank in payment of a loan Mr. Michaelson had taken from the bank in April 1994 in order to pay the exercise price of a warrant (the "Warrant") to purchase 35,000 shares of Unilab Common Stock (the "Warrant Shares"), as well as tax payments related to such exercise. The Company had executed a guarantee of the loan at the time Mr. Michaelson received the loan. In consideration for the Company's payment of the loan under the guarantee, Mr. Michaelson executed a $150,000 6% five-year secured promissory note (the "Michaelson Note") in favor of the Company. The Michaelson Note is secured by the Warrant Shares. Mr. Michaelson has the option of paying the Michaelson Note in full by delivery of the Warrant Shares or by payment of cash or shares of Unilab Common Stock. In connection with the Michaelson Transition Agreements, the Michaelson Note was converted to a non-interest bearing note.
      In connection with the hiring of David Weavil as the Company's Chairman, President and Chief Executive Officer in January 1997, the Company loaned Mr. Weavil $500,000, which Mr. Weavil used to acquire 1,142,857 newly issued shares of Unilab Common Stock, valued at the January 17, 1997 closing market price of $0.4375. $250,000 of such amount due was unsecured and bore interest at 6% and was repaid on schedule on July 20, 1997. Repayment of the other $250,000 is due on January 20, 2002, is secured by the shares of Unilab Common Stock purchased with the proceeds thereof and bears interest at 6%.

Section 16(a) Beneficial Ownership Reporting Compliance

           Based upon a review of Forms 3, 4, and 5 filed with the Commission by the Company's directors and officers in 1997, the Company believes that all such required forms were filed on a timely basis.


                                   PROPOSAL 2
               RATIFICATION AND APPROVAL OF SELECTION OF AUDITORS

            The Company has selected Arthur Andersen LLP ("Arthur Andersen") to audit the Company's financial statements for the fiscal year ending December 31, 1998. Arthur Andersen audited the Company's financial statements for the fiscal year ended December 31, 1997. The Board of Directors considers it appropriate to submit for ratification and approval by the stockholders its selection of Arthur Andersen.

       It is expected that a representative of Arthur Andersen will be present at the Meeting and will be given the opportunity to make a statement if he or she desires to do so. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

       Ratification and approval of the selection of the independent auditors requires the affirmative vote of a majority of the shares of Unilab Common Stock represented at the Meeting in person or by proxy.

       THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF ARTHUR ANDERSEN LLP AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF SUCH SELECTION.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

            You are referred to the Annual Report to Stockholders for the fiscal year ended December 31, 1997, including the financial statements and the management's discussion and analysis of the Company's financial condition and results of operations contained therein, which has been previously or concurrently delivered to stockholders, for your information. The Company will provide, without charge, to any stockholder upon written request a copy of the Company's Annual Report on Form 10-K (excluding exhibits but including the financial statements and financial statement schedules) for the year ended December 31, 1997. Such written requests should be directed to: Mark L. Bibi, Secretary, Unilab Corporation, 18448 Oxnard Street, Tarzana, California 91356. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.

                              STOCKHOLDER PROPOSALS

            Any proposal by a stockholder intended to be presented at the Company's 1999 Meeting of Stockholders must be received by the Company no later than December 15, 1998 to be included in the Company's proxy statement and form of proxy relating to such annual meeting. Any proposal should be addressed to the offices of the Company, 18448 Oxnard Street, Tarzana, California 91356,
Attn:
Secretary.


                                  OTHER MATTERS

            The Board does not know of any other matters to be brought before the Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy as in their discretion they may deem advisable.

                                 By Order of the Board of Directors



                                 Mark L. Bibi
                                 Secretary

Dated:  April 15, 1998